UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 14, 2024
Latch, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39688	85-3087759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1220 N Price Road, Suite 2, Olivette, MO 63132
(Address of principal executive offices, Including Zip Code)

(314) 200-5218
Registrant’s telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LTCH	N/A (OTC Expert Market)
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	LTCHW	N/A (OTC Expert Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On May 15, 2023, Latch, Inc. (the “Company”) and certain subsidiaries entered into an Agreement and Plan of Merger with Honest Day’s Work, Inc. (“HDW”), pursuant to which Latch acquired HDW (the “Acquisition”).

As partial consideration for the Acquisition, the Company issued to certain of HDW’s stockholders (the “Holders”) $22.0 million aggregate principal amount of unsecured promissory notes (the “Promissory Notes”). The Promissory Notes accrue paid-in-kind interest at a rate of 10% per annum and mature on July 3, 2025, unless earlier accelerated in connection with an event of default or change of control of the Company. In addition, the Company may prepay the Promissory Notes at any time prior to maturity.

An event of default occurs under the Promissory Notes if, as of April 15, 2024 (the “Reference Date”), the Company’s common stock is delisted from The Nasdaq Stock Exchange LLC (“Nasdaq”), following exhaustion of all rights of appeal related thereto as of the Reference Date, as a result of Latch’s failure to satisfy the continued listing requirements of Nasdaq due to existing non-compliance issues (a “Delisting”).

On April 14, 2024, the Company and Holders of a majority of the outstanding principal amount of the Promissory
Notes (the “Majority Holders”) entered into an Amendment to Promissory Notes (the “Amendment”) to amend the definition of Delisting such that the Reference Date is May 3, 2024 instead of April 15, 2024.

The description of the Amendment set forth above does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy which is filed as Exhibit 4.1 hereto and incorporated herein by reference.

The Company is in active negotiations with the Holders to make additional amendments to the Promissory Notes (including further changes to the Delisting event of default); however, there can be no assurances that an agreement will be reached with all Holders on terms that are acceptable to us or at all.
Item 9.01.    Financial Statements and Exhibits.

Exhibit Number	Description

4.1*	Amendment to Promissory Notes, dated April 14, 2024.
104	Cover Page Interactive Data File, formatted in Inline XBRL and embedded within the Interactive Data Files submitted under Exhibit 101.
* A schedule to this exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Latch, Inc.

Date:	April 15, 2024	By:	/s/ Priyen Patel
		Name:	Priyen Patel
		Title:	Senior Vice President and General Counsel